Exhibit 99.1

ReWalk Robotics Reports Fourth Quarter and Year End 2020 Financial Results

— Annual revenue of $4.4 million in 2020 and $1.2 million for the fourth quarter of 2020 —

— Continued CMS progress made with issuance of HCPCS Level II Code for ReWalk Exoskeleton enabling an upcoming application for coverage —

— Debt repayment and strengthened cash position allowed going concern qualification removal —

— Expended German reimbursement contracts with additional insurers —

MARLBOROUGH, Mass. and BERLIN, Germany and YOKNEAM ILIT, Israel, Feb. 18, 2021 (GLOBE NEWSWIRE) -- ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three and twelve-months ended December 31, 2020.

Highlights of and subsequent to the fourth quarter and FY 2020 include:

•	Q4 2020 revenue was $1.2 million and FY 2020 revenue was $4.4 million, compared to $1.2 million in Q4 2019 and $4.9 million in FY 2019.
•	Going concern qualification removed as our cash at the end of the year was $20.3 million and an additional $13.2 million received through warrants exercise to date in 2021.
•	Continued CMS progress made with issuance of HCPCS Level II Code for ReWalk Exoskeleton enabling an upcoming application for coverage
•	Expended German reimbursement contracts with additional insurers
•	FY 2020 operating expenses were $14.2 million compared to $16.8 million in FY 2019

“We are encouraged with our overall results in FY 2020. Although we have faced and continue to face the effects of Covid-19 in several of our key markets, during this last year we progressed our CMS initiative as we created a new code for exoskeleton and, if our planned coverage application is successful, it will allow a significant number of the U.S. spinal cord injury population access to our device. Our German insurance contracts continued to expand as more payors are joining them and with our strengthened cash position we can maximize our company's potential,” stated Larry Jasinski, Chief Executive Officer of ReWalk.

Fourth Quarter and Full Year 2020 Financial Results

Total revenue was $1.2 million for the fourth quarter of 2020, compared to $1.2 million during the prior year quarter. Annual revenue was $4.4 million in 2020 compared to $4.9 million in 2019. The decrease year over year was mainly due to a lower number of units sold in Germany and the U.S. as we encountered disruptions in our sales cycle due to Covid-19.

Gross margin was 33% during the fourth quarter of 2020, compared to 61% in the fourth quarter of 2019 and our full year 2020 gross margin was 50% compared to 56% in 2019. The decrease was primarily attributable to lower number of units sold as well as higher inventory write-off of our previous designs partially offset by a higher average selling price.

Total operating expenses in the fourth quarter of 2020 were $3.2 million, compared to $3.9 million in the prior year period. Total operating expenses for the full year 2020 were $14.2 million, compared to $16.8 million in 2019. The reduction year over year was mainly in our research and development spend as we completed our ReStore design in 2019. Our fourth quarter reduction was impacted by a one-time event of $0.4 million due to forgiveness of our PPP loan.

Net loss was $2.9 million for the fourth quarter of 2020, compared to a net loss of $3.6 million in the fourth quarter of 2019. Net loss was $13.0 million in 2020, compared to a net loss of $15.6 million in 2019.

Non-GAAP net loss for the fourth quarter of 2020 was $2.7 million, compared to a non-GAAP net loss of $3.2 million in the fourth quarter of 2019. Non-GAAP net loss was $11.9 million in 2020, compared to a Non-GAAP net loss of $14.0 million in 2019. A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of December 31, 2020, ReWalk had $20.3 million in cash on its balance sheet and received an additional $13.2 million in 2021 from warrant exercises. The Company repaid its debt entirely as of December 31, 2020.

Conference Call

ReWalk management will host its fourth quarter 2020 conference call as follows:

Date		Thursday, February 18, 2021
Time		8:30 AM EST
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 31 53 62
	Germany:	08 00 18 15 287
Access code		8763375

Webcast (live, listen-only and archive) www.rewalk.com under the “Investors” section.

The archived webcast will be available via the following URL https://edge.media-server.com/mmc/p/qqevtg5m or through the 'Investors' section' on www.rewalk.com.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the Unites States.

ReStore® is a registered trademark of ReWalk Robotics Ltd. in the United States, Europe and the United Kingdom.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk's ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to repay its secured indebtedness; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's expectations as to the results of, and the Food and Drug Administration's potential regulatory developments with respect to its mandatory 522 postmarket surveillance study; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to establish a pathway to commercialize its products in China; the impact of substantial sales of the Company's shares by certain shareholders on the market price of the Company's ordinary shares; ReWalk's ability to use effectively the proceeds of its offerings of securities; the risk of substantial dilution resulting from the periodic issuances of ReWalk's ordinary shares; the impact of the market price of the Company's ordinary shares on the determination of whether it is a passive foreign investment company; the market and other conditions; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and twelve months ended December 31, 2020 and 2019, non-GAAP net loss is calculated as GAAP net loss excluding (i) noncash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Ori Gon
Chief Financial Officer
ReWalk Robotics Ltd.
T: +972-4-9590123
E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidaries
Consolidated Statements of Operations
U.S. dollars in thousands (except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(Unaudited)		(Audited)

Revenue	$1,218	$1,181	$4,393	$4,873
Cost of revenues	816	465	2,204	2,147
Gross profit	402	716	2,189	2,726
Operating expenses:
Research and development, net	764	1,056	3,459	5,348
Sales and marketing	1,213	1,596	5,754	6,167
General and administrative	1,206	1,271	4,980	5,259
Total operating expenses	3,183	3,923	14,193	16,774
Operating loss	(2,781)	(3,207)	(12,004)	(14,048)
Financial expenses, net	198	365	921	1,496
Loss before income taxes	(2,979)	(3,572)	(12,925)	(15,544)
Taxes on income (tax benefit)	(34)	3	51	7
Net loss	$(2,945)	$(3,575)	$(12,976)	$(15,551)
Net loss per ordinary share, basic and diluted	$(0.14)	$(0.49)	$(0.82)	$(2.70)
Weighted average number of shares used in computing net loss per ordinary share basic	20,625,520	7,307,711	15,764,980	5,763,317
Weighted average number of shares used in computing net loss per ordinary share diluted	20,660,743	7,307,711	15,764,980	5,763,317

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(2,945)	$(3,575)	$(12,976)	$(15,551)
Non-cash share based compensation expense	205	239	749	1,108
Depreciation	70	79	285	321
Non-cash financial expenses	(59)	80	-	80
Non-GAAP net loss	$(2,729)	$(3,177)	$(11,942)	$(14,042)

ReWalk Robotics Ltd. And subsidaries
Consolidated Balance Sheets
U.S. dollars in thousands (except share and per share data)
(Audited)

	December 31,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$20,350	$16,253
Trade receivable, net	684	794
Prepaid expenses and other current assets	672	903
Inventories	3,542	3,123
Total current assets	25,248	21,073
Restricted cash and other long term assets	1,033	1,061
Operating lease right-of-use assets	1,349	1,737
Property and equipment, net	437	501
Total assets	2,819	3,299
Total assets	$28,067	$24,372
Liabilities and equity
Current liabilities
Current maturities of long term loan	$-	$5,438
Current maturities of operating leases	660	637
Trade payables	2,268	2,698
Other current liabilities	1,740	1,395
Total current liabilities	4,668	10,168

Long term loan, net of current maturities	-	1,527
Non-current operating leases liability	923	1,315
Other long-term liabilities	702	582
Total long-term liabilities	1,625	3,424
Shareholders’ equity	21,774	10,780
Total liabilities and equity	$28,067	$24,372

ReWalk Robotics Ltd. And subsidaries
Consolidated Statements of Cash Flows
U.S. dollars in thousands
(Audited)

	Twelve Months Ended
	December 31,
	2020	2019

Net cash used in operating activities	$(12,589)	$(14,815)

Net cash used in investing activities	(73)	(22)

Net cash provided by financing activities	16,724	21,482
Increase in cash, cash equivalents, and restricted cash	4,062	6,645
Cash, cash equivalents, and restricted cash at beginning of period	16,992	10,347
Cash, cash equivalents, and restricted cash at end of period	$21,054	$16,992

ReWalk Robotics Ltd. And subsidaries
Revenue by Region and Product
U.S. dollars in thousands

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(Unaudited)		(Audited)
Revenue:
Israel	$-	$-	$-	$2
United States	574	511	1,746	2,003
Europe	641	670	2,631	2,832
Asia Pacific	2	-	8	36
Latin America	-	-	6	-
Africa	1	-	2	-
Total Revenue	$1,218	$1,181	$4,393	$4,873

Revenue:
Personal units revenue	$1,141	$1,150	$4,220	$4,674
Rehabilitation units revenue	77	31	173	199
Total Revenue	$1,218	$1,181	$4,393	$4,873